UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

✓	Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

MONEY4GOLD HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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MONEY4GOLD HOLDINGS, INC.

595 S. Federal Highway

Suite 600

Boca Raton, FL, 33432

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INFORMATION STATEMENT

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We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

The date of this Information Statement is April __, 2009 and is first being mailed on or about April ___, 2009.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the shareholders of record of Money4Gold Holdings, Inc., a Delaware corporation (the “Company”), in connection with the consent of the Board of Directors of the Company (the “Board”) and written consent by the holders of the majority of the voting power of the Company’s capital stock (the “Majority Shareholders”), to approve the amendment to the Company’s certificate of incorporation (the “Certificate”) changing the Company’s name to Money4Gold Holdings, Inc. Of the 91,679,010 total votes, the Majority Shareholders holding approximately 75,994,315 votes or 81.8% of the outstanding voting power, executed a written consent to amend the Company’s Certificate to change our corporate name.

Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company is required to provide prompt notice to the shareholders who have not consented in writing to the name change.

The Problem

On July 12, 2008, the Board and the then Majority Shareholders approved the name change and the amendment to the Certificate. On July 23, 2008, the Company’s prior legal counsel caused the Company to file an Amendment to the Certificate without providing notice as is required under the DGCL.

On August 18, 2008, the Company gave notice of a change of its capital stock by mailing an Information Statement to its shareholders who did not consent to the change to the Certificate. However, the Information Statement, drafted by the Company’s former lawyers, never mentioned the name change.

The Court of Chancery of Delaware has previously ruled that a certificate of incorporation amended by written consent takes effect upon proper filing with the Secretary of State even before prompt notice is given. This Information Statement is intended to provide such notice.

Record Date

The close of business on April 10, 2009 has been fixed as the record date for the determination of shareholders entitled to receive this information.

Purpose and Effect of the Name Change

On July 23, 2008, the Company entered into a Share Exchange Agreement previously reported on a Form 8-K, to acquire Money4Gold, Inc. (“M4G”), a precious metals business. In connection with the Share Exchange Agreement, the Company ceased its former operations. In connection with the Share Exchange Agreement, the Company amended its Certificate of Incorporation changing its name from Effective Profitable Software, Inc. to Money4Gold Holdings, Inc. to more accurately reflect the Company’s business activities and to promote public recognition of the Company’s new business focus.

Voting Required

In accordance with Sections 228 and 242 of the DGCL, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding stock entitled to vote is required. On June 12, 2008, the Board adopted a resolution to change its name to Money4Gold Holdings, Inc. and shareholder approval was obtained through the written consent of our then Majority Shareholders. Therefore, a special meeting of the shareholders to approve the name change and the amendment to the Certificate was unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding stock would also be required.

Effective Date

The change of our name was effective on July 23, 2008 when the Amendment was filed, even though the Rules under the Securities Exchange Act of 1934 required that we not change our name for 20 calendar days after the mailing of this Information Statement.

No Dissenters’ Right of Appraisal

Neither Delaware law nor our Certificate provides our shareholders with dissenters’ rights in connection with the amendment to our Certificate. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Certificate, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial interest in our name change.

Beneficial Ownership

The following table sets forth the number of shares of our common stock beneficially owned as of the date of this Information Statement by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director and (iii) all executive officers and directors of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Directors and Executive Officers:
Common Stock	Hakan Koyuncu 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (2)(3)	14,800,001	18.3%
Common Stock	Daniel Brauser 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (2)(3)	9,300,001	11.5%
Common Stock	Scott Frohman 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (3)(4)	4,000,000	4.9%
Common Stock	Jason Rubin 12900 NW 38th Avenue Miami, Florida 33054 (3)(5)	10,000,000	12.3%
Common Stock	Neil McDermott Beech Park House, Clonsilla, Dublin 15, Ireland (3)(6)	1,500,000	1.8%
Common Stock	All directors and executive officers as a group (5 persons)	39,600,002	48.5%
5% Shareholders:
Common Stock	Republic Metals Corporation 12900 NW 38th Avenue Miami, Florida 33054 (7)	10,000,000	12.3%
Common Stock	Semper Gestion SA 40A Route De Malagnou Geneva, Switzerland 1208 (8)	6,800,000	8.1%
Common Stock	Alan S. Honig 1501 Broadway Ste. 1313 New York, New York 10036 (9)	4,750,000	5.9%

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*

Less than 1%

(1)

Applicable percentages are based on 81,034,698 shares outstanding adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)

An executive officer.

(3)

A director.

(4)

Does not include 208,955 shares of common stock issuable upon the exercise of options.

(5)

Does not include 164,179 shares of common stock issuable upon the exercise of options. Includes 10,000,000 shares held by Republic Metals Corporation, a corporation whereby Mr. Rubin’s father is the founder and controls. Mr. Rubin is Vice President and General Counsel of Republic.

(6)

Includes 600,000 shares of common stock issuable upon the exercise of warrants.

(7)

These are the same 10,000,000 shares beneficially owned by Jason Rubin.

(8)

Includes 3,400,000 shares of common stock issuable upon the exercise of warrants.

(9)

Represents shares held in a number of trusts of which Mr. Honig is the trustee.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Information to a Shared Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at 1-561-544-2447 or mail a request to receive separate copies to Money4Gold Holdings, Inc., 595 S. Federal Highway, Suite 600, Boca Raton, FL, 33432, Attention: Daniel Brauser, Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ DANIEL BRAUSER
Daniel Brauser President

Date: April __, 2009

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